Exhibit 10.1

AMENDMENT TO
QUESTCOR PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE AWARD PLAN

This Amendment (“Amendment”) to the Questcor Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), effective as of April 5, 2014 (the “Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.
The Company, Mallinckrodt plc, an Irish public limited company, and Quincy Merger Sub, Inc. a Delaware corporation (the “Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation of such merger (the “Merger”).

B.	The Company currently maintains the Plan.

C.	Pursuant to Section 15.1 of the Plan, the Board has the authority to amend or modify the Plan at any time and from time to time.

D.
The Board believes it is in the best interests of the Company and its shareholders to, among other things and in connection with the Merger, amend the Plan to provide for the acceleration of vesting of outstanding equity awards in certain circumstances.

AMENDMENT

The Plan is hereby amended as follows, effective as the Effective Date.

1.    Section 12.2(b). Section 12.2(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“With respect to any Participant who was providing services as an Employee, member of the Board or Consultant, if such Participant has a Termination of Employment, Termination of Directorship or Termination of Consultancy in contemplation of a Change in Control, by the Company, any Parent or Subsidiary or any Successor Entity without Cause (other than due to the Participant’s death or Disability) or due to a resignation by the Participant for Good Reason, in either case, within the sixty (60) days prior to the consummation of a Change in Control, any Awards held by such Participant shall become exercisable and/or payable, as applicable, and the forfeiture, repurchase and other restrictions on such Awards shall lapse in their entirety immediately prior to such Change in Control and such Awards shall be exercisable for the longer of twelve (12) months following such Change in Control or the expiration of any applicable underwriters’ lock-up agreements and thereafter shall terminate, but such period shall not extend beyond the expiration date of such Awards; provided, however, that in the event such termination is due to a resignation by the Participant for Good Reason pursuant to Sections 2.19(a) or (b) above, each Award held by such Participant shall become exercisable and/or payable, as applicable, and the forfeiture, repurchase and other restrictions on each such Award shall lapse in accordance with the schedule set forth in Section 12.2(f) below (rather than in its entirety) immediately prior to such Change in Control, and each such Award shall thereafter continue to vest in accordance with its terms (with any remaining vesting installments reduced pro rata).”

2.    Section 12.2(c). Section 12.2(c) of the Plan is hereby deleted and replaced in its entirety with the following:

“With respect to any Participant who was providing services as an Employee, member of the Board or Consultant immediately prior to the consummation of a Change in Control, if such Participant has a Termination of Employment, Termination of Directorship or Termination of Consultancy by the Company, any Parent or Subsidiary or any Successor Entity without Cause (other than due to the Participant’s death or Disability) or due to a resignation by the Participant for Good Reason, in either case, within the thirteen (13) months following such Change in Control, any Awards held by such Participant shall become exercisable and/or payable, as applicable, and the forfeiture, repurchase and other restrictions on such Awards shall lapse in their entirety on the date of such Termination of Employment, Termination of Directorship or Termination of Consultancy and such Awards shall be exercisable for the longer of twelve (12) months following such Change in Control or the expiration of any applicable underwriters’ lock-up agreements and thereafter shall terminate, but such period shall not extend beyond the expiration date of such Awards; provided, however, that in the event such termination is due to a resignation by the Participant for Good Reason pursuant to Sections 2.19(a) or (b) above, each Award held by such Participant shall become exercisable and/or payable, as applicable, and the forfeiture, repurchase and other restrictions on each such Award shall lapse in accordance with the schedule set forth in Section 12.2(f) below (rather than in its entirety) on the date of such Termination of Employment, Termination of Directorship or Termination of Consultancy, and each such Award shall thereafter continue to vest in accordance with its terms (with any remaining vesting installments reduced pro rata).”

3.    Section 12.2(d). Section 12.2(d) of the Plan is hereby deleted and replaced in its entirety with the following:

“With respect to any Participant who was providing services as an Employee, member of the Board or Consultant immediately prior to the consummation of a Change in Control, if such Participant does not have a Termination of Employment, Termination of Directorship or Termination of Consultancy prior to thirteen (13) months after such Change in Control, each Award held by such Participant shall become exercisable and/or payable, as applicable, and the forfeiture, repurchase and other restrictions on each such Award shall lapse at the end of such thirteen (13) month period in accordance with the schedule set forth in Section 12.2(f) below, and each such Award shall thereafter continue to vest in accordance with its terms (with any remaining vesting installments reduced pro rata). In addition, each such Award shall remain exercisable until the later of (i) the twelve (12) month anniversary following the end of such thirteen (13) month period or (ii) the expiration of such Award as set forth in the applicable Award Agreement; provided, however, that exercise period for any Award shall not extend beyond the expiration of the maximum term of such Award.”

4.    Section 12.2(f). Section 12.2(f) of the Plan is hereby deleted and replaced in its entirety with the following:

“Except as otherwise expressly set forth in Sections 12.2(b) and (c) above, Awards shall become exercisable and/or payable, as applicable, and the forfeiture, repurchase and other restrictions on each such Award shall lapse pursuant to Sections 12.2(b), (c) and (d) above in accordance with the length of service a Participant has with the Company, or any Parent or Subsidiary (or any predecessor organization), or any Successor Entity as of the date of determination (measured from the Participant’s date of hire) as set forth below and such Awards shall continue to vest after such acceleration of vesting in accordance with their terms (with any remaining vesting installments reduced pro rata).

Length of Service	Percentage of each Award to Become Exercisable and/or Payable and Percentage of each Award as to which Forfeiture, Repurchase and Other Restrictions Shall Lapse
0-180 days	0%
181 days to 1 year	25%
1 year to 1 day and 2 years	50%
Greater than 2 years	100%

5.    This Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.

6.     In the event the Merger Agreement is terminated prior to consummation of the Merger, this Amendment shall automatically and without further action terminate.

7.    Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by a duly authorized officer of the Company as of the 11th day of April, 2014.

QUESTCOR PHARMACEUTICALS, INC.

By: /s/ Michael H. Mulroy
Name: Michael H. Mulroy
Title:     Executive Vice President - Strategic Affairs and General Counsel